UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 1, 2014

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35846	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

1. Senior Indenture and Senior Notes due 2022

General

On July 1, 2014, West Corporation (“West” or the “Company”) issued $1,000.0 million aggregate principal amount of 5.375% senior notes that mature on July 15, 2022 (the “2022 Senior Notes”). The 2022 Senior Notes were issued pursuant to an indenture dated July 1, 2014 (the “2022 Senior Indenture”), by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. West has used or plans to use the net proceeds from the issue and the sale of the 2022 Senior Notes (i) to repurchase its 8.625% senior notes due 2018 (the “2018 Senior Notes”) that were tendered pursuant to the tender offer and consent solicitation for the 2018 Senior Notes (the “8.625% Tender Offer”) and to redeem any 2018 Senior Notes remaining outstanding after completion of the 8.625% Tender Offer, (ii) to repurchase up to $200 million in aggregate principal amount of its 7.875% senior notes due 2019 (the “2019 Senior Notes”) pursuant to a tender offer for such 2019 Senior Notes (the “7.875% Tender Offer,” and together with the 8.625% Tender Offer, the “Tender Offers”), and (iii) to repay approximately $250 million of the outstanding term loans under West’s senior secured credit facilities (the “Senior Secured Credit Facilities”), in each case together with any accrued but unpaid interest and premium, if applicable, on such principal amounts. The Tender Offers were conducted pursuant to the terms specified in the Company’s Offer to Purchase and Consent Solicitation Statement dated June 17, 2014 (the “Offer to Purchase”).

Guarantees

The 2022 Senior Notes are guaranteed, jointly and severally, on an unsecured senior basis, by each of the Company’s domestic wholly-owned subsidiaries that guarantees the Company’s Senior Secured Credit Facilities. Any subsidiary of the Company that is released as a guarantor of the Senior Secured Credit Facilities will automatically be released as a guarantor of the 2022 Senior Notes.

Ranking

The 2022 Senior Notes are the Company’s unsecured senior obligations and rank senior in right of payment to all of the Company’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the 2022 Senior Notes; rank equally in right of payment to all of the Company’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the 2022 Senior Notes; are effectively subordinated in right of payment to all of the Company’s existing and future secured debt (including obligations under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt; and are structurally subordinated to all obligations of each subsidiary of the Company that is not a guarantor of the 2022 Senior Notes.

Similarly, the 2022 Senior Note guarantees are the unsecured senior obligations of the guarantors and rank senior in right of payment to all of the applicable guarantor’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the 2022 Senior Notes; rank equally in right of payment to all of the applicable guarantor’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the applicable guarantor’s guarantee of the 2022 Senior Notes; are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt; and are structurally subordinated to all obligations of any subsidiary of a guarantor that is not also a guarantor of the 2022 Senior Notes.

Optional Redemption

At any time prior to July 15, 2017, the Company may redeem all or a part of the 2022 Senior Notes, including Additional Notes (as defined in the 2022 Senior Indenture), at a redemption price equal to 100% of the principal amount of 2022 Senior Notes redeemed plus the Applicable Premium (as defined in the 2022 Senior Indenture) as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of 2022 Senior Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after July 15, 2017 the Company may redeem the 2022 Senior Notes, including Additional Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the 2022 Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, subject to the right of holders of record of 2022 Senior Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2017	104.031%
2018	102.688%
2019	101.344%
2020 and thereafter	100.000%

In addition, until July 15, 2017, the Company may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of 2022 Senior Notes, including Additional Notes, issued by it at a redemption price equal to 105.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, subject to the right of holders of record of 2022 Senior Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the 2022 Senior Indenture); provided that at least 60% of the sum of the aggregate principal amount of 2022 Senior Notes originally issued under the 2022 Senior Indenture and any Additional Notes issued under the 2022 Senior Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Change of Control

If the Company experiences a Change of Control (as defined in the 2022 Senior Indenture), the Company must give holders of the 2022 Senior Notes the opportunity to sell to the Company their notes at 101% of their face amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Covenants

The 2022 Senior Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on, make distributions in respect of or repurchase the Company’s capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell, or otherwise dispose of all or substantially all of the Company’s assets;

•	limit dividends and other payments by the Company’s restricted subsidiaries;

•	enter into certain transactions with the Company’s affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The 2022 Senior Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such 2022 Senior Notes to become or to be declared due and payable.

The foregoing description of the 2022 Senior Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Senior Indenture, which is filed as Exhibit 4.1 to this current report on Form 8-K and incorporated herein by reference.

2. Supplemental Indenture

On July 1, 2014, West and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2018 Senior Notes Trustee”) under the indenture dated October 5, 2010 (the “2018 Senior Indenture”), by and among the Company, the guarantors named therein and the 2018 Senior Notes Trustee, relating to the 2018 Senior Notes, entered into a supplemental indenture (the “Supplemental Indenture”) to amend certain terms of the 2018 Senior Indenture. The Company received the requisite consents to execute the Supplemental Indenture on July 1, 2014, pursuant to the 8.625% Tender Offer. The Supplemental Indenture effects the proposed amendments to the 2018 Senior Indenture as described in the Offer to Purchase. The amendments to the 2018 Senior Indenture (i) eliminated substantially all of the affirmative and restrictive covenants contained in the 2018 Senior Indenture governing the 2018 Senior Notes (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the 2018 Senior Notes when due) and certain events of default, (ii) modified or eliminated certain other provisions contained in the 2018 Senior Indenture governing the 2018 Senior Notes and (iii) provided for a shorter notice period required in connection with a voluntary redemption. The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.2 to this current report on Form 8-K and incorporated herein by reference.

3. Amendment to Credit Agreement

On July 1, 2014, West, certain domestic subsidiaries of West, as subsidiary borrowers, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the various lenders party thereto modified the Senior Secured Credit Facilities by entering into Amendment No. 5 to Amended and Restated Credit Agreement (the “Fifth Amendment”), amending the Company’s Amended and Restated Credit Agreement, dated as of October 5, 2010, by and among West, Wells Fargo, as administrative agent, and the various lenders and other parties party thereto from time to time (as previously amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 15, 2012, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 24, 2012, Amendment No. 3 to Amended and Restated Credit Agreement, dated as of February 20, 2013 and Amendment No. 4 to Amended and Restated Credit Agreement, dated as of January 24, 2014, the “Credit Agreement” and, as amended by the Fifth Amendment, the “Amended Credit Agreement”).

The Amended Credit Agreement:

•

provides for a new delayed draw term loan facility to be made available, in a single borrowing, at any time on or before December 31, 2014 in the form of delayed draw term loans having terms substantially similar to the existing term loans under the Senior Secured Credit Facilities, except with respect to pricing, amortization and maturity, in an aggregate principal amount of $350 million (the “Term A-1 Loans”), that will mature 5 years from the date on which the Fifth Amendment is effective (the “Fifth Amendment Effective Date”); provided that the final maturity of the Term A-1 Loans shall be the date that is 90 days prior to the maturity date of the Term B-10 Loans outstanding under the Senior Secured Credit Facilities if an aggregate principal amount of $500 million or greater of the Term B-10 Loans remains outstanding on such date. The proceeds of the Term A-1 Loans will be used at the option of West (i) to prepay in part Term B-9 Loans or Term B-10 Loans (or any combination thereof) outstanding under the Senior Secured Credit Facilities and pay accrued but unpaid interest thereon, (ii) to redeem any 2019 Senior Notes that remain outstanding following completion of the 7.875% Tender Offer as described above, (iii) for working capital and general corporate purposes and (iv) to pay fees and expenses incurred in connection with the incurrence of the Term A-1 Loans, the incurrence of the Revolving Credit Facility described below, any prepayment described in the foregoing clause (i), any redemption described in the foregoing clause (ii) and any related transactions;

•	provides for annual amortization (payable in quarterly installments) in respect of the Term A-1 Loans in amounts as follows: 2.5% in the first year following the Fifth Amendment Effective Date, 5.0% in the second year following the Fifth Amendment Effective Date, 7.5% in the third year following the Fifth Amendment Effective Date and 10.0% in the fourth year following the Fifth Amendment Effective Date; provided that during the fifth year following the Fifth Amendment Effective Date, the Term A-1 Loans shall amortize in an amount equal to 2.5% of the original aggregate principal amount of the Term A-1 Loans each quarter until the maturity date, at which point all remaining outstanding Term A-1 Loans shall become due and payable;

•	provides for an interest rate margin applicable to the Term A-1 Loans that is based on the Company’s total leverage ratio and ranges from 1.50% to 2.25% for LIBOR rate loans and from 0.50% to 1.25% for base rate loans;

•	provides for a revolving credit facility (the “Revolving Credit Facility”) to be made available under the Senior Secured Credit Facilities in replacement of, and in the form of revolving credit loans having terms substantially similar to, the existing revolving credit facility under the Senior Secured Credit Facilities in effect immediately prior to the Fifth Amendment Effective Date (except with respect to pricing and maturity), in an aggregate principal amount of $300 million (the “Revolving Loans”), that will mature 5 years from the Fifth Amendment Effective Date; provided that the final maturity of the Revolving Credit Facility shall be the date that is 90 days prior to the maturity date of the Term B-10 Loans outstanding under the Senior Secured Credit Facilities if an aggregate principal amount of $500 million or greater of the Term B-10 Loans remains outstanding on such date. The proceeds of the Revolving Loans shall be used solely (i) to prepay in full revolving credit loans outstanding under the Senior Secured Credit Facilities, and pay accrued but unpaid interest thereon, and to terminate all commitments under, in each case, the existing revolving credit facility under the Senior Secured Credit Facilities in effect immediately prior to giving effect to the Fifth Amendment, (ii) for working capital and general corporate purposes (including dividends and distributions and acquisitions) and (iii) to pay fees and expenses incurred in connection with the establishment and incurrence of the Term A-1 Loans, the establishment of the Revolving Credit Facility and any related transactions;

•	provides for an interest rate margin applicable to the Revolving Loans that is based on the Company’s total leverage ratio and ranges from 1.50% to 2.25% for LIBOR rate loans and from 0.50% to 1.25% for base rate loans;

•	resets the availability under the uncommitted incremental facilities permitted to be incurred, subject to certain conditions, under the Senior Secured Credit Facilities to $500 million plus the aggregate principal payments made in respect of the term loans thereunder following the Fifth Amendment Effective Date (other than such payments made with the proceeds of the 2022 Senior Notes or the proceeds of the Term A-1 Loans); and

•	amends certain negative covenants contained in the Credit Agreement to reflect the size of the Company and current market terms and to extend the total leverage ratio financial covenant under the Senior Secured Credit Facilities in effect immediately prior to the Fifth Amendment through the maturity of the Term A-1 Loans and the Revolving Credit Facility with certain step-downs in such ratio levels for test periods ending after December 31, 2015.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

Expiration and Results of the Tender Offers

On July 1, 2014, the Company announced that pursuant to the Tender Offers, it received tenders and consents from the holders of approximately $270.8 million aggregate principal amount, or approximately 54%, of the 2018 Senior Notes, and it received tenders from the holders of in excess of $200 million aggregate principal amount before the expiration of the early tender deadline on June 30, 2014, at 5:00 p.m. Eastern time (the “Early Tender Date”). The consents received in connection with the 8.625% Tender Offer exceeded the number needed to approve the proposed amendments to the 2018 Senior Indenture, which have the effect of eliminating substantially all of the restrictive covenants contained therein, and provide for a shorter notice period required in connection with a voluntary redemption.

Pursuant to the terms of the 8.625% Tender Offer, the Company has accepted for payment all 2018 Senior Notes tendered on or prior to the Early Tender Date, and holders that tendered such 2018 Senior Notes will receive $1,063.09 per $1,000 in principal amount of the 2018 Senior Notes validly tendered. Pursuant to the terms of the 7.875% Tender Offer, the Company has accepted for payment $200.0 million in aggregate principal amount of 2019 Senior Notes tendered on or prior to the Early Tender Date, and holders that tendered such 2019 Senior Notes will receive $1,066.29 per $1,000 in principal amount of the 2019 Senior Notes validly tendered.

The Tender Offers are scheduled to expire at Midnight Eastern time, on July 15, 2014, unless extended by the Company. Because at least $200 million in aggregate principal amount of 2019 Senior Notes were tendered in the 7.875% Tender Offer, the Company does not intend to accept for payment any additional 2019 Senior Notes that are tendered in the 7.875% Tender Offer.

The press release related to the above-described matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Redemption of 2018 Senior Notes

On July 1, 2014, the Company instructed the Senior Notes Trustee to deliver a notice of redemption to the holders of the remaining outstanding 2018 Senior Notes. The redemption date is July 17, 2014 (the “Redemption Date”). The redemption price for the 2018 Senior Notes is 105.953% of the principal amount of the notes redeemed. In addition, the Company will pay accrued and unpaid interest on the redeemed notes up to, but not including, the Redemption Date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of July 1, 2014, among West Corporation, the guarantors named on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to the 5.375% senior notes due July 15, 2022

4.2	Supplemental Indenture, dated as of July 1, 2014, by and among West Corporation and The Bank of New York Mellon Trust Company, N.A., to the Indenture, dated as of October 5, 2010, by and among West Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., with respect to West Corporation’s $500.0 million aggregate principal amount of 8.625% senior notes due October 1, 2018

10.1	Amendment No. 5 to Amended and Restated Credit Agreement, dated as of July 1, 2014, by and among West Corporation, the Subsidiary Borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, to the amended and restated credit agreement, dated as of October 5, 2010, by and among West Corporation, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent

99.1	Press release, dated July 1, 2014, announcing results of the tender offer and consent solicitation regarding West Corporation’s 8.625% senior notes due October 1, 2018 and tender offer regarding West Corporation’s 7.875% senior notes due January 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: July 3, 2014	By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of July 1, 2014, among West Corporation, the guarantors named on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to the 5.375% senior notes due July 15, 2022

4.2	Supplemental Indenture, dated as of July 1, 2014, by and among West Corporation and The Bank of New York Mellon Trust Company, N.A., to the Indenture, dated as of October 5, 2010, by and among West Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., with respect to West Corporation’s $500.0 million aggregate principal amount of 8.625% senior notes due October 1, 2018

10.1	Amendment No. 5 to Amended and Restated Credit Agreement, dated as of July 1, 2014, by and among West Corporation, the Subsidiary Borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, to the amended and restated credit agreement, dated as of October 5, 2010, by and among West Corporation, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent

99.1	Press release, dated July 1, 2014, announcing results of the tender offer and consent solicitation regarding West Corporation’s 8.625% senior notes due October 1, 2018 and tender offer regarding West Corporation’s 7.875% senior notes due January 15, 2019